EXHIBIT 23.3


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of CMGI, Inc. on Form S- 3 of our report, dated June 17, 1997, except for Note 6, for which the date is June 9, 1999, relating to the financial statements of Shopping.com which appears in Form 8-K of CMGI, Inc. dated August 12, 1999. We also consent to the reference to our Firm under the caption "Experts" in the prospectus, which is part of this Registration Statement.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
November 8, 1999